UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 14, 2009
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On January 14, 2009, Lions Gate Films, Inc. (“LGF”), a wholly-owned subsidiary of Lions Gate Entertainment Corp. (the “Company”) entered into an Employment Agreement (the “Agreement”) with James Keegan, the Company’s Chief Financial Officer. Mr. Keegan shall continue to serve as the Company’s Chief Financial Officer for a term commencing April 16, 2009 and ending April 15, 2012, subject to earlier termination by mutual agreement, death, disability, cause (as defined in the Agreement) or without cause (as defined in the Agreement). Until April 16, 2009, the employment agreement dated as of February 21, 2006 between LGF and Mr. Keegan shall continue to govern the terms and conditions of Mr. Keegan’s current employment. Pursuant to the Agreement, Mr. Keegan shall receive an annual base salary of $475,000 and will be granted 60,000 time-vesting restricted share units, which shall vest in three equal installments commencing on February 5, 2010. Mr. Keegan is also entitled to annual performance bonuses at the full discretion of the Company’s Chief Executive Officer, in consultation with the Company’s Compensation Committee. Additionally, in the event Mr. Keegan’s employment is terminated during the employment term by the Company without cause (as defined in the Agreement), Mr. Keegan will be entitled to receive severance pay equal to 50% of his base salary for the remainder of the term of the employment agreement.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Exhibit 10.55 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.55	Employment Agreement between the Company and James Keegan dated January 14, 2009
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2009	LIONS GATE ENTERTAINMENT CORP.
/s/ James Keegan
James Keegan
Chief Financial Officer